Exhibit 99.1

Energy Services of America Announces Financial Results for the Fiscal Year Ended September 30, 2023

Huntington, WV   December 18, 2023- Energy Services of America Corporation (the “Company” or “Energy Services”) (Nasdaq: ESOA), generated net income of $7.4 million, fully diluted earnings per share of $0.44, revenues of $304.1 million, and adjusted EBITDA of $20.8 million for the twelve months ended September 30, 2023. The Company had a backlog of $229.8 million (unaudited) at September 30, 2023, as compared to $142.3 million (unaudited) at September 30, 2022.

Douglas Reynolds, President, commented on the announcement. “The financial results for the fiscal year ended September 30, 2023 are the best in the history of Energy Services. We are very proud of what our employees were able to accomplish and appreciate the support of our loyal shareholders.” Reynolds continued, “We have a backlog of $229.8 million (unaudited) at September 30, 2023 and look forward to continuing our success into fiscal year 2024.”

Below is a comparison of the Company’s operating results for the twelve months ended September 30, 2023 and 2022 (unaudited):

	Year Ended	Year Ended
	September 30, 2023	September 30, 2022
Revenue	$304,104,492	$197,590,000

Cost of revenues	267,291,157	175,219,252

Gross profit	36,813,335	22,370,748

Selling and administrative expenses	23,776,898	15,878,138
Income from operations	13,036,437	6,492,610

Other income (expense)
Interest income	196	576
Other nonoperating expense	(287,602)	(248,006)
Interest expense	(2,406,839)	(987,689)
Gain on sale of equipment	34,478	755,470
	(2,659,767)	(479,649)
Income before income taxes	10,376,670	6,012,961

Income tax expense	2,975,250	2,262,646

Net income	$7,401,420	$3,750,315

Weighted average shares outstanding-basic	16,646,086	16,323,790

Weighted average shares-diluted	16,670,963	16,323,790

Earnings per share	$0.44	$0.24

Earnings per share-diluted	$0.44	$0.24

Please refer to the table below that reconciles adjusted EBITDA with net income (unaudited):

	Year Ended	Year Ended
	September 30, 2023	September 30, 2022
Net income	$7,401,420	$3,750,315

Add: Income tax expense	2,975,250	2,262,646

Add: Interest expense, net of interest income	2,406,643	987,113

Add: Non-operating expense	287,602	248,006

Less: Gain on sale of equipment	(34,478)	(755,470)

Add: Depreciation and intangible asset amortization expense	7,807,185	6,013,494

Adjusted EBITDA	$20,843,622	$12,506,104

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information relating to these measures are included herein. We include these measurements to enhance the understanding of our operating performance. We believe that Adjusted EBITDA as presented herein, considered along with net income (loss), is a relevant indicator of trends relating to the cash generating activity of our operations. We believe that excluding the costs herein provides a consistent comparison of the cash generating activity of our operations. We believe that Adjusted EBITDA is useful to investors as they facilitate a comparison of our operating performance to other companies who also use Adjusted EBITDA as supplemental operating measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

About Energy Services

Energy Services of America Corporation (NASDAQ: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 1,000+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release, risks and uncertainties related to the restatement of certain of our historical consolidated financial statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868